Exhibit 4.1
                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT, dated as of the 1st day of November, 2002 (the "Agreement"), is by and among Nova International Films, Inc. a Delaware corporation (the "Company"), and Martin Rifkin and William Rifkin (the "Shareholders") on the one hand; and Sino Concept Enterprises, Limited, a British Virgin Islands corporation ("SINO"), and Kingston Global Co. Limited, a British Virgin Islands corporation ("Kingston") (collectively, the "Sellers") and Solar Touch Limited, a British Virgin Island company ("Solar Touch"), on the other hand.

                              W I T N E S S E T H:

         WHEREAS, Kingston presently owns all of the equity interests (the "Solar Touch Shares") in Solar Touch. Solar Touch in turn owns 49% of the issued and outstanding shares of capital stock on a fully diluted basis of Baoding Pascali Broadcasting Cable TV Integrated Information Networking Co., LTD ("Baoding").

         WHEREAS, the Company desires to acquire from Kingston, and Kingston desires to sell to the Company, the Solar Touch Shares in exchange (the "Exchange") for the issuance by the Company of an aggregate of 49,567,002 (post split) shares (the "Company Shares") of the Company's common stock, par value $0.00001 per share (the "Company Common Stock") to be issued to the Sellers and their designees, on the terms and conditions set forth below which is after giving effect to a reverse split of 1 to 16 (the "Reverse Split").

         WHEREAS, SINO will acquire prior to closing of the Exchange a beneficial interest in the Solar Touch Shares.

         WHEREAS, the Company currently has 96,583,000 shares of common stock issued and outstanding. After giving effect to the Exchange, the Reverse Split, and the issuance of 4,760,931 shares of the Company's Common Stock to the Sellers' Financial Consultants (the "Financial Consultants"), the Company shall have 60,364,369 shares of Common Stock issued and outstanding.

         WHEREAS, the Shareholders are, officers, directors and principal shareholders of the Company and will benefit from the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                               EXCHANGE OF SHARES

         1.1 Exchange of Shares. Subject to the terms and conditions of thiS Agreement, on the Closing Date (as hereinafter defined):

              (a) the Company shall issue and deliver to each of the Sellers and/or their designees the number of authorized but unissued shares of Company Common Stock set forth opposite such Seller's and designee's names set forth on
Schedule I hereto, and

              (b) each Seller agrees to deliver to the Company, the number of issued shares of Solar Touch set forth opposite such Seller's name on Schedule I hereto along with an appropriately executed transfer documents in favor of the company.

         1.2 Time and Place of Closing. the closing of the transactions contemplated hereby (the "closing") shall take place at the offices of Loeb & :oeb LLP as soon as practicable after the date hereof but not later than November 22, 2002 (the "Closing Date").

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                THE SHAREHOLDERS

         The Company and the Shareholders represent and warrant, jointly and severally to each of the Sellers that now and/or as of the Closing:

         2.1   Due   Organization   and   Qualification;    Subsidiaries;    Due
Authorization.

              (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

              (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

              (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Subject to obtaining stockholder approval of the Reverse Split, The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         2.2 No Conflicts or Defaults. Subject to obtaining stockholder approval of the Reverse Split, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the


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

Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         2.3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 100,000,000 shares of Common Stock par value $.00001 per share, of which 96,583,000 shares are issued and outstanding as of the date hereof. All of the outstanding shares of Common are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares, will not be issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. The Company has not granted registration rights to any person other than as set forth in this Agreement.

         2.4 Financial Statements. Item 2.4 of the Disclosure Schedule contains copies of the balance sheets of the Company at October 31, 2001 and 2000 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the fiscal years then ended, including the notes thereto, as audited by Glasser & Haims, P.C., certified accountants, and the balance sheet of the Company at July 31, 2002 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the six month period then ended prepared by the Company's management (all such statements being the "Company
Financial Statements"). The Company Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

         2.5 Further Financial Matters. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Company Financial Statements.


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

         2.6 Taxes. The Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of the Company has been audited or, presently under audit. the company has not given or been requested to give waivers of any statute of limitations relating to the payment of any taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

         2.7 Indebtedness; Contracts; No Defaults.

              (a) The Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company or any Subsidiary is a party, except for loans as reflected in the Company Financial Statements which will be extinguished on or before the Closing.

              (b) Neither the Company, any Subsidiary, nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         2.8 Real Property. The Company does not own or lease any real property.

         2.9 Compliance with Law. The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process,


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

or any requirement of insurance carriers. The cCmpany has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

              (a) The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company or any Subsidiary under any environmental laws.

         2.10 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

         2.11 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company ; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         2.12 Insurance. The Company does not currently maintain any form of insurance.

         2.13 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.


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

         2.14 Employee Benefit Plans. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

         2.15 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

         2.16 Brokers. Except as set forth on Item 2.16 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

         2.17 Affiliate Transactions. Except as disclosed in Item 2.17 of the Disclosure schedule neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

         2.18 Trading. The Company Common Stock is currently listed for trading on the OTC Bulletin Board (the "Bulletin Board"), and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

         2.19 Compliance. The Company has complied with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended, is current in its filings.

         2.20 Filings. None of the filings made by the Company under the Securities Act or the Exchange act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


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

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         SINO, Kingston and Solar Touch jointly and severally represent and warrant to the Company that now and/or as of the Closing:

         3.1   Due   Organization   and   Qualification;    Subsidiaries;    Due
Authorization.

              (a) Each of Solar Touch and Baoding is a Company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Each of Solar Tech and Baoding is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Solar Touch or Baoding, as the case may be, taken as a whole.

              (b) Solar Touch does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in item 3.1 of the Disclosure Schedule. Except as set forth in item 3.1 of the Disclosure Schedule, each Subsidiary is wholly owned by Solar Touch, all the outstanding shares of capital stock of each Subsidiary are owned free and clear of all liens, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling any Subsidiary to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of any Subsidiary.


              (c) Each of the Eellers and Eolar Touch has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of the Sellers and Solar Touch has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the Sellers and Solar Touch, enforceable against each of the Sellers and Solar Touch in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by each of the Sellers and Solar Touch and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of said Seller or Solar Touch, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Solar Touch, any of the Subsidiaries, any Seller or Baoding is a party or by


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

which Solar Touch, any of the Subsidiaries, any Seller or Baoding or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Solar Touch any of the Subsidiaries or any Seller or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Solar Touch, any of the Subsidiaries or Baoding, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Solar Touch, any of the Subsidiaries, or Baoding is a party or by which Solar Touch, any of the Subsidiaries or Baoding or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Solar Touch, any of the Subsidiaries or Baoding is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         3.3 Capitalization. The outstanding capital stock of Solar Touch consists of 1,000 ordinary shares. Set forth in Item 3.3 of the Disclosure
Schedule is a list of all holders of the equity of Solar Touch, setting forth their names, addresses and number of shares owned as of the Closing. All of the outstanding shares of Solar Touch are, and the Solar Touch Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Solar Touch Shares, will not be transferred in violation of any rights of third parties. The Solar Touch shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or Entitling Solar Touch to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. All of the Solar Touch Shares are owned of record and beneficially by the Sellers free and clear of any liens, claims, encumbrances, or restrictions of any kind. The transfer and delivery of the Solar Touch Shares by the Sellers, as contemplated by this Agreement, will be sufficient to transfer good and marketable record and beneficial title to the Solar Touch Shares, free and clear of liens, claims, encumbrances, and restrictions of any kind.

         3.4 Financial Statements. Solar Touch has delivered to the Sompany a copy of the audited consolidated balance sheets of Solar Touch at December 31, 2000 and 2001 and the related statements of operations, stockholders' equity and cash flows for the years then ended, including the notes thereto (all such statements being the "Solar Touch International Financial Statements"). The Solar Touch International Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted International accounting standards applied on a basis consistent throughout all the years presented. Such Dtatements present fairly the financial position of Dolar Touch as of the dates and for the years indicated. The books of account and other financial records of Solar Touch have been maintained in accordance with good business practices. Prior to the Closing Date, Solar Touch shall deliver to the Company the following financial statements of Solar Touch which shall have been audited by an independent certified public accounting firm ("Solar Touch
Auditors") and which shall be presented in accordance with United States generally accepted accounting principles applied on a basis consistent throughout all the years presented: Balance Sheet as at December 31, 2001 and Statements of Income, Statements of Cash Flows and Changes in Stockholder's Equity for the years ended December 31, 2000 and 2001, and the notes relating thereto (the "Solar Touch Sudited Financial Statements"). In addition thereto, at the earliest possible time but prior to the Vlosing Fate, Dolar Touch shall


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

deliver to the Company the unaudited Balance Sheet of Solar Touch as at September 30, 2002 and the related Statements of Income, Statements of Cash Flows for the period then ended which will be prepared in accordance with U.S. generally accepted accounting principles applicable on a basis consistent throughout all periods presented and which will include a report of the Solar Touch Auditors confirming that they have reviewed such financial statements using professional standards and procedures for conducting such reviews as established by generally accepted auditing standards (the "Solar Touch September 30, 2002 Financial Statements"). All of the financial statements to be delivered pursuant hereto will be complete and accurate and present fairly the financial position of Solar Touch and the results of its operations and changes in its financial positions as of the dates and for the periods indicated as being covered thereby.

         3.5 Further Financial Matters. Except as set forth in Item 3.5 of the Disclosure Schedule, neither Solar Touch nor any of the subsidiaries has any liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the financial statements.

         3.6 Taxes. each of solar touch and the subsidiaries has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Solar Touch and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Solar Touch or a Aubsidiary, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.6 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.6 of the Disclosure Schedule, no tax return or tax return liability of Solar Touch or any Subsidiary has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.6 of the Disclosure Schedule, neither Solar Touch nor any Subsidiary has given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Sellers for past due Taxes. Except as indicated in Item 3.6 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Solar Touch and each Subsidiary, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Solar Touch and in the Solar Touch Financial Statements.

         3.7 Indebtedness; Contracts; No Defaults.

              (a) Item 3.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Solar Touch or any Subsidiary or Baoding is a party (collectively, the "Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than US $100,000 and has been entered into by Solar Touch or a Subsidiary in the ordinary course of business. The Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of telecommunication services or which have a material effect thereon.

              (b) Except as disclosed in Item 3.7 of the Sisclosure Schedule, neither Solar Touch any Subsidiary, Baoding nor, to Seller 's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Solar Touch, any Subsidiary or Baoding is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Solar Touch, any Subsidiary, Baoding, or, to the knowledge of the Sellers, any other person or entity. Neither Solar Touch, any Subsidiary nor Baoding has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         3.8 Compliance with Law.

              (a) Solar Touch, each Subsidiary and Baoding is conducting its respective business or affairs in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Neither Solar Touch, any Subsidiary, nor Baoding has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

              (b) Each of Solar Touch, the Subsidiaries and Boading is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of, the Sellers threatened against Solar Touch or any of the Subsidiaries that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions with respect to which the Sellers have reason to believe are likely to give rise to any material liability or other obligations of Solar Touch or any Subsidiary under any environmental laws.

         3.9 No Adverse Changes. Except as set forth in Item 3.9 of the Disclosure Schedule, since inception, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Solar Touch and the Subsidiaries as reflected in the Solar Touch Financial Statements, (b) any material loss sustained by Solar Touch, Baoding or any Subsidiary, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of Baoding's,

Solar Touch's, or any Subsidiary's business, or (c) to the best knowledge of the Sellers, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of Baoding, Solar Touch, or any Subsidiary.

         3.10 Litigation.

              (a) Except as set forth in Item 3.10 of the Disclosure Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Sellers, threatened, against or affecting the business of Solar Touch or any Subsidiary, or Baoding or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Solar Touch or Sellers, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

              (b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Baoding, Solar Touch or any Subsidiary; and (c) neither Baoding, Solar Touch nor any Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         3.11 Patents; Yrademarks and Intellectual Property Rights. Each of Baoding, Solar Touch and the Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither Baoding, Solar Touch nor any Subsidiary is bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

         3.12 Brokers. Except as set forth on Item 3.12 of the Disclosure Schedule, all negotiations relative to this Aagreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Company without the intervention of any Person on behalf of the Sellers in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

         3.13 Purchase for Investment.

              (a) Each Seller is acquiring the Company shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

              (b) Each Seller understands that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

         3.14 Investment Experience. Each Seller acknowledges that he can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

         3.15 Information. The Sellers have carefully reviewed such information as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the Solar Touch Shares for the Company Shares.

         3.16 Restricted Securities. Each Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the act, the Company Shares must be held indefinitely. Each Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

         3.17 Permits and Licenses. Each of Solar Touch and Baoding has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. Neither Solar Touch nor Baoding has received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

         3.18 Assets Necessary to Business. Each of Solar Touch and Baoding owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all licenses, permits and other agreements necessary to permit it to carry on its business as presently conducted.

         3.19 Governmental Permits. Each of Solar Touch and Baoding possesses all licenses, permits and other authorizations necessary to own or lease and operate its properties and to conduct its business as now conducted. all of such licenses, permits and authorizations are hereinafter collectively the "Permits."

         3.20 Schedules. All lists or other statements, information or documents set forth in, attached to any schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the sellers and solar touch with the same force and effect as if such lists, statements, information and documents were set forth herein. any list, statement, document or any information set forth in, attached to any schedule provided pursuant to this agreement or delivered hereunder shall not be deemed to constitute disclosure for any other schedule provided pursuant to this agreement unless specific cross reference is made.

         3.21 Representations and Warranties. The representations and warranties of the Sellers and Solar Touch included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE IV

                                 INDEMNIFICATION

         4.1 Indemnity of the Company and the Shareholders. The Company and the Shareholders agree to jointly and severally agree to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by such Seller solely by reason of any liabilities of the Company which have not been disclosed or otherwise reflected in this Agreement or in any document or certificate delivered by the Company or the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby arising out of facts existing prior to or as of the Closing. All claims to be asserted hereunder must be made by the first anniversary of the Closing. Notwithstanding the foregoing, each Shareholder and the Company shall have responsibility hereafter only for the representations and warranties made by such Shareholder or the Company, as the case may be.

         4.2 Indemnity of the Sellers. Each of the Sellers and Solar Touch agrees to jointly and severally defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the applicable Seller Solar Touch or in any document or certificate delivered by the applicable Seller or Solar Touch pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that each Seller or Solar Touch shall have responsibility hereunder only for the representations and warranties made by such Seller or Solar Touch. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

         4.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                   ARTICLE V

                                   DELIVERIES

         5.1 Items to be delivered to the Sellers prior to or at Closing by the Company.

              (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in the Company's state of incorporation;

              (b) all applicable schedules hereto;

              (c)  all  minutes  and   resolutions  of  board  of  director  and
shareholder meetings in possession of the Company;

              (d) shareholder list;

              (e) all financial statements and tax returns in possession of the Company;

              (f) copies of all SEC filings for the last two years;

              (g) resolution from the Company's current directors appointing the designees of the Sellers to the Company's Board of Sirectors;

              (h) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

              (i) certificates representing 49,567,002 shares to the Sellers or their designees and 4,760,931 shares to the Financial Consultants of the Company's $0.00001 par value common stock issued in the denominations as set forth opposite their respective names on Schedule I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

              (j) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

              (k) any other document reasonably requested by the Sellers that it deems necessary for the consummation of this transaction

         5.2 Items to be delivered to the Company prior to or at Closing by the Sellers.

              (a) all applicable schedules hereto;

              (b) instructions from the Sellers appointing designees of the Sellers to the Company's Board of Directors;

              (c) documents from the Sellers transferring the equity interest in Solar Touch as set forth opposite their respective names on Schedule I to this Agreement;

              (d) Financial Statements set forth in section 3.4;

              (e) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

              (a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time; and

              (b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing; and

              (c) That each of the Parties shall be fully satisfied in the exercise of its sole discretion with the results of the investigation and review it conducts (or has its representatives conduct), prior to the Closing Date, of the business properties or affairs of the Company or Solar Touch, as the case may be.

         6.2 Conditions to Obligations of Sellers. The obligations of Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

              (a) The Shareholders shall have paid all of the costs and expenses of the Company associated with the acquisition of the Solar Touch Shares by the Company, except that the Company (post closing) shall be responsible for the cost of the Reverse Split (not to exceed $1,500).

              (b) As of the Closing, the Company shall have no assets and no liabilities whatsoever, contingent or otherwise except for the costs referred to in section 6.2(a);

              (c) The Shares of the Company's Common Stock shall be continued to be traded on the Bulletin Board.

              (d) The Company shall have effected the Reverse Split.

              (e) The Company and various designees of the Sellers (the "Optionees") shall have entered into an Option Agreement pursuant to which the Optionees shall have the right to purchase 4,750,000 shares (post split) of the Company's Common Stock for $50,000 within two business days of the Closing.

         6.3 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

              (a) The Shareholder's loan in the principal amount of $5,875,793, as reflected in the Solar Touch Audited Financial Statements shall have been eliminated and capitalized on the books and records of Solar Touch and which will be reflected in the Solar Touch September 30, 2002 Financial Statements (the "Loan Conversion");

              (b) The Sellers and Solar Touch shall have paid all of the costs and expenses of themselves associated with this Agreement and the transactions contemplated hereby as well as arranging for the payment of the costs set forth in 6.2(a);

              (c) All legal matters in connection with this Agreement and the Closing hereunder shall be subject to the reasonable approval of Danzig Kaye Cooper & Fiore, LLP, counsel for the Company and Loeb & Loeb LLP, counsel for the Sellers, and there shall have been furnished to such counsel such corporate and other records and information as such counsel may reasonably have requested.


              (d) There shall have been no disclosure in any Schedule or documents set forth in or attached to any Schedule provided pursuant to this Agreement or delivered hereunder, which, in the reasonable opinion of the Company, does or may have a materially adverse effect on the value of the businesses of Solar Touch (taken as a whole) or on their assets, properties or goodwill (taken as a whole).

              (e) The Solar Touch Audited Financial Statements as of December 31, 2001 shall show no material deviation from the Solar Touch International Financial Statements as of such date previously delivered to the Company, and the Solar Touch September 30, 2002 Financial Statements prepared under us GAAP will show positive net income and stockholders equity of at least $6,000,000.

                                   ARTICLE VII

                                   TERMINATION

         7.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

              (a) The mutual agreement of the Parties;

              (b) Any Party if:


                   (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

                   (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

                   (iii) The Closing has not occurred by November 22, 2002, through no fault of the Party terminating the Agreement.

              (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for a period of one year following the Closing Date. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         8.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

         8.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

         8.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  If to the Company and the Shareholders:

                  6350 N. E. Campus Drive
                  Vancouver, Washington 98611
                  Attention:  Martin Rifkin, President

                  If to the Sellers:

                  At the  respective  addresses  of the  Sellers  set  forth  on
                  Schedule 1 hereto.

         8.5 Entire Agreement. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

         8.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

         8.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

         8.8   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         8.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         8.11 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby, shall be instituted in any state or federal court in the State of Delaware, and all parties agree not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, the venue of the action, suit or proceeding is improper to that the injured party is without a remedy under this Agreement or the subject matter hereof. All parties further irrevocably submit to the jurisdiction of any such court in any such action, suit or proceeding, shall be effective against any party if served by registered or certified mail, return receipt requested, or by any other means of mail or delivery which requires a signed receipt, postage prepaid, mailed or delivered to such party as herein provided, or by hand delivery. If for any reason such service of process is ineffective, then all parties shall be subject to service of process in accordance with applicable law or rule of court. Nothing herein contained shall be deemed to limit or restrict the right of any party to serve process in any manner permitted by law.

         8.12 Registration of Shares. At any time subsequent to the Closing, the holders holding at least 50% of the shares of Common Stock issued to the Sellers, their designees, the Financial Consultants and the Optionees at the Closing shall have the right on two occasions to require that the Company effect the registration under the Securities Act of 1933, as amended, of the shares acquired by the Sellers, their designees, the Financial Consultants and the Optionees at the Closing, in which case the Rifkin Shares (up to 356,000 post-split shares) shall also be included in such registration statement if so requested by the Shareholders. Additionally, all of the aforementioned shares shall be entitled to piggyback rights. Such registration rights shall be reflected in a Registration Rights Agreement containing customary terms to be executed subsequent to Closing.

         8.13 Stock Sales and Lock-Up. The Shareholders hereby agree to sign and the Sellers and Solar Touch hereby agree to cause the Company to sign as of the Closing Date a Stock Sale and Lock-Up Agreement in the form attached as Exhibit
8.13 as to shares of Common Stock owned by the Shareholders as of the Closing Date (the "Rifkin Shares").


         8.14 Rule 144. For a period of not less than two years after the Closing, the Sellers shall cause the Company to continue to file in a timely manner all required reports pursuant to the Securities Exchange Act of 1934 as amended. Additionally, Sellers shall cause the Company to comply with the following: (a) subject to the provision of Section 8.11, The Company will promptly comply with any request of any Shareholder to sell any shares of the Common Stock pursuant to Rule 144 subject to the receipt of appropriate paperwork; and (b) 90 days after the Closing, at the request of any shareholder, to instruct the Company's transfer agent to issue new certificates for the shares of Common Stock owned by such Shareholders without any Securities Act restrictive legend, subject to receipt of appropriate Rule 144(k) paperwork.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                   NOVA INTERNATIONAL FILMS, INC.
                                   By:__________________________________________
                                      Martin Rifkin
                                      President





                                   SINO CONCEPT ENTERPRISES LIMITED
                                   By:__________________________________________
                                      Anito So
                                      Director





                                   KINGSTON GLOBAL CO. LTD. By:_________________



                                   SOLAR TOUCH LIMITED
                                   By: _________________________________________





                                   _____________________________________________
                                   Martin Rifkin


                                   _____________________________________________
                                   William Rifkin

                                   SCHEDULE I


Seller's and Designee's Name          Number of Solar Touch    Number of Company
      and Address                             Shares                 Shares
      -----------                             ------                 ------

Kingston Global Co. Ltd.
22/F., Morrison Commercial                    1,000                 48,835,776
Building, 31 Morrison Hill Road,
Wanchai, Hong Kong

Sino Concept Enterprises
Limited of Room 207, KCRC
Hung Hum Building,                                                     731,226
8 Cheong Wan Road, Hunghom,
Kowloon, Hong Kong

                          DISCLOSURE SCHEDULE - COMPANY



                                    ITEM 2.4
                              FINANCIAL STATEMENTS
                                 See SEC Filings

                                    ITEM 2.16
                                     BROKERS

Robert Gasich

Fee for services to be paid by Sellers or Sellers' Financial Consultants.

                                    ITEM 2.17

See SEC Filings

                                    ITEM 3.1
                       DISCLOSURE SCHEDULE - SUBSIDIARIES

         49% interest in Baoding Pascali Broadcasting Cable TV Integrated Information Networking Co., Ltd.

                                    ITEM 3.3
                                 CAPITALIZATION



Name of Shareholder                                             Number of Shares
-------------------                                             ----------------

Kingston Global Co. Limited                                           1,000



Total                                                                 1,000

                                    ITEM 3.5
                              MATERIAL LIABILITIES

None

                                    ITEM 3.7
                            MATERIAL AGREEMENTS ETC.

         Joint Venture Contract between Baoding Pascali Multi-Media Transmission Networking Co., Ltd. and Solar Touch Limited.

                                    ITEM 3.10
                                 LITIGATION ETC.

None

                                    ITEM 3.12
                                  BROKERS ETC.

Agreement with Orient Financial Services, Inc. and Robert Gasich.

Agreement with GCA Consulting Limited.

                                  EXHIBIT 8.13



                        STOCK SALE AND LOCK-UP AGREEMENT

         AGREEMENT dated as of the ___ day of November 2002, by and among NOVA INTERNATIONAL FILMS, INC., a Delaware corporation (the "Company"), and MARTIN RIFKIN and WILLIAM RIFKIN (the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, as of the date hereof, the transactions contemplated by that certain Share Exchange Agreement, dated as of the first day of November, 2002 (the "Agreement"), by and among the Company, the Shareholders, Sino Concept Enterprises, Limited, a British Virgin Islands corporation, Kingston Global Co. Limited, a British Virgin Islands corporation and Solar Touch Limited, a British Virgin Island company were consummated:

         WHEREAS, immediately prior to the closing thereunder, the Shareholders were officers, directors and principal shareholders of the Company;

         WHEREAS, immediately prior hereto, the Company effected a reverse stock split of its common stock on a one-for-sixteen basis (the "Reverse Stock Split");

         WHEREAS, as of the date hereof, the Shareholders resigned as officers and directors of the Company;

         WHEREAS, as a result of the Reverse Stock Split, the Shareholders own of record or beneficially a total of approximately 4,900,000 shares of the Company's common stock (the "Shareholders Stock");

         WHEREAS, in order to induce the parties to enter into the Share Exchange Agreement and to consummate the transactions contemplated thereby, the parties hereto have agreed to regulate the sale of the Shareholders Stock;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other valuable consideration receipt of which is hereby acknowledged, it is agreed as follows:

         1. In the event at any time immediately after the date hereof any of the Shareholders desires to effect a public sale without registration of any of the Shareholders Stock pursuant to Rule 144 promulgated under the Securities Act of 1933, the Shareholder shall give written notice to the Company and furnish the documents customarily furnished in connection with a proposed Rule 144 sale. Upon receipt thereof, the Company shall, without any cost to the Shareholders, cause its transfer agent to complete the transfer as soon as possible (but no later than three business days after receipt of the documentation), provided the Shareholder has demonstrated compliance with Rule 144.

         2. In addition to the foregoing, the parties agree that any time commencing three months after the date hereof any of the Shareholders shall be entitled to execute and deliver to the Company a standard Rule 144(k) representation letter (the "Representation Letter") covering all or a portion of the Shareholders Stock in such form as attached hereto as Exhibit A, and will deliver to the Company the stock certificates representing the Shareholders
Stock referred to in the Representation Letter Upon receipt of such Representation Letter and the aforesaid stock certificates, the Company will, without any cost to the Shareholders, cause its transfer agent to deliver to the Shareholders as soon as possible (but no later than three business days after receipt of the Representation Letter and stock certificates) stock certificates in such denominations as requested by the Shareholder (the "Replacement Certificates"). Each of the Replacement Certificates shall be issued by the Company as free trading without any legends thereon and without any "stop transfer" noted with respect thereto, provided, however, that for a period of one year from the date hereof, unless sooner terminated, the Company shall have the right to note stop transfer instructions in its stock transfer records in order to verify the Shareholders' compliance with the limitations set for the in
(i) and (ii) of paragraph 3.

         3. Notwithstanding anything herein to the contrary, the Shareholders agree that they will not sell, pledge or otherwise dispose of any of the Shareholders Stock for a period of one year from the date hereof, except that
(i) the Shareholders shall be able to sell up to 156,000 shares of common stock in the aggregate at any time; (ii) the Shareholders shall be able to sell up to an additional 16,667 shares each month in the aggregate with the right to carry over any unused allocation to any subsequent month(s); and (iii) if requested by the Shareholders, the shares covered by (i) and (ii) above (up to 356,000 shares) shall be included in any registration statement referred to in Section
8.12 of the Share Exchange Agreement. The foregoing restrictions shall lapse one year from the date hereof.

         4. The foregoing restrictions on the sale of the Shareholders Stock does not prohibit (i) gifts to which the proposed donee agrees in writing to be bound by all tire provisions of this Agreement prior to the consummation of such gift, or (ii) transfers by will or the laws of descent, provided that the shares of common stock received upon transfer thereby remain subject to the restrictions set forth herein.

         5. The restrictions set forth in paragraph 3 shall also lapse and be of no further effect upon the occurrence of any of the following events: (i) the cessation of the Company's business; (ii) the dissolution of the Company; or
(iii) the sale of all or substantially all of the Company's assets.

         6. The limitation on the number of shares which may be sold hereunder pursuant to paragraph 3 hereof shall be adjusted proportionally to reflect any stock dividend or stock split effected by the Company

         7. Each of the parties hereto represents and warrants to the other that it has the requisite power, corporate or otherwise, and authority to enter into and perform this Agreement and the transactions contemplated hereby; that the execution, issuance and delivery of this Agreement and the agreements and transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization on behalf of the parties is required; that this Agreement constitutes the valid and binding obligation of each of the parties enforceable against each of the parties in accordance with its terms.

         8. The parties hereby covenant, each to the other that it and they shall execute any further documentation as may be required reasonably to give effect to this Agreement, the agreements referred to herein and the transactions contemplated hereby and thereby.

         9. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         10. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, merges and supersedes all exiting agreements among them concerning such subject matter, and may only be altered or amended by written instrument duly executed by the party against whom such alteration or amendment is sought to be enforced.

         11. All notices or other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address or facsimile number for the party as shall be specified by like notice):


                  If to the Company:

                  c/o Loeb & Loeb LLP
                  10100 Santa Monica Boulevard, Suite 2200
                  Los Angeles, CA 90067-4164
                  Attn: David L. Ficksman, Esq.
                  Facsimile No:  (310) 282-2200
                  Telephone No:  (310) 282-2350

                  If to the Shareholders:

                  Martin Rifkin
                  Nutrition Now, Inc.
                  6350 N.E. Campus Drive
                  Vancouver, WA 98661-6877
                  Facsimile No:  (360) 737-3690
                  Telephone No:  (360) 737-6800


         12. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

         13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                           NOVA INTERNATIONAL FILMS, INC.


                                           By:__________________________________
                                              Name:
                                              Title:


                                           _____________________________________
                                           William Rifkin



                                           _____________________________________
                                           Martin Rifkin

                                    EXHIBIT A



                       RULE 144 (k) REPRESENTATION LETTER


         In order to induce Nova International Films, Inc. (the "Company"), to implement the requested removal of transfer restrictions and to induce the Company's counsel to render an opinion relating thereto, and acknowledging that each of the same will rely hereon, the undersigned hereby represents and warrants as follows:

         1.       The undersigned has read and understands Rule 144.

         2. The undersigned has beneficially owned ____________ shares of the Company's Common Stock evidenced by stock certificate no(s). _______________, and they have been paid for in full for a period of at least two years, in accordance with paragraph (d) of Rule 144.

         3. The undersigned is not now nor has the undersigned been for at least three months prior to the date hereof, an "affiliate" of the Company as that term is defined in paragraph (a) (1) of Rule 144.

         4. The undersigned agrees to notify the Company promptly in the event that such representations and warranties become inaccurate or incomplete, due to changes in facts or circumstances, or otherwise.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
                  Representation Letter on the ___ day of _________, 200__.



                                                 _______________________________
                                                 Print Name


                                                 _______________________________
                                                 Signature